Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Western Digital Corporation:
     We consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 2-76179, 2-97365, 33-9853, 33-57953, 33-60166, 33-60168, 33-51725, 333-20359, 333-31487, 333-41423, 333-42991, 333-70413, 333-95499, 333-36332, 333-56738, 33-24585, 33-33365, 33-56128, 333-107227, 333-111130 and 333-122475) and S-3 (Nos. 33-51695 and 333-36350) of Western Digital Corporation of our report dated September 9, 2005 related to the consolidated balance sheets of Western Digital Corporation and subsidiaries as of July 1, 2005 and July 2, 2004 and the related consolidated statements of income, shareholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended July 1, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal controls over financial reporting as of July 1, 2005 and the effectiveness of internal controls over financial reporting as of July 1, 2005, which reports appear in the July 1, 2005 annual report on Form 10-K of Western Digital Corporation.
September 9, 2005
Costa Mesa, California